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Exhibit 99.02

        NOTICE OF GUARANTEED DELIVERY
FOR TENDER FOR EXCHANGE OF
7% NOTES DUE 2007
FOR 7% EXCHANGE NOTES DUE 2007
OF
Questar Market Resources, Inc.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on a timely basis, (ii) certificates for the Company's (as defined below) 7% Notes due 2007 (the "Outstanding Notes") are not immediately available or (iii) the Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Bank One Trust Company, N.A. (the "Exchange Agent") on or prior to                        , 2002 (the "Expiration Date"). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL
  EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
  ON                        , 2002, UNLESS EXTENDED.

The Exchange Agent for the Exchange Offer is:
Bank One Trust Company, N.A.

By Overnight Courier or Registered or
Certified Mail:
Bank One Trust Company, N.A.
Global Corporate Trust Services
1 Bank One Plaza, Suite IL1-0134
Chicago, Illinois 60670-0134
Attention: Exchanges

By Hand Delivery:

Bank One Trust Company, N.A.		Bank One Trust Company, N.A.
14 Wall Street, 8th Floor	or	One North State Street, 9th Floor
New York, New York 10005		Chicago, Illinois 60602
Attention: Exchanges		Attention: Exchanges

Facsimile: (312) 407-8853

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        IF YOU HAVE ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR REQUESTS FOR ADDITIONAL INFORMATION, PLEASE CONTACT THE EXCHANGE AGENT AT (800) 524-9472.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

  Ladies and Gentlemen:

        The undersigned hereby tenders to Questar Market Resources, Inc., a Utah corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated                        , 2002 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

        All authority herein conferred or agreed to be conferred in this Notice of Guarantee of Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by and shall survive the death or incapacity of the undersigned.

Aggregate Principal Amount Tendered:

Check box if Outstanding Notes will be delivered by book-entry transfer and provide account number.
/ / The Depository Trust Company
DTC Account Number:

Date:

(Name(s) of Registered Holder(s))—Please Print
(Address of Registered Holder(s))
(Zip Code)
(Area Code and Telephone No.)
(Name(s) of Authorized Signatory)
(Capacity)
(Address(es) of Authorized Signatory)
(Area Code and Telephone No.)

Signature(s) of Record Holder or Authorized Signatory
Dated:

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Outstanding Notes tendered hereby exactly as their name(s) appear on the certificates for such Outstanding Notes or on a security position listing such holder(s) as the owner(s) of such Outstanding Notes, or by person(s) authorized to become registered holder(s) of such Outstanding Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in the fiduciary or representative capacity, such person must provide the preceding information and, unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent at its address set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery. The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Zip Code
Area Code and Telephone
Number:

Authorized Signature
Name:

Please Type of Print
Title:

Dated:
, 2001

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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  Exhibit 99.02